As filed with the Securities and Exchange Commission on February 4, 2013
Registration No.    _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4352386
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

700 Milam Suite 800
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
CHENIERE ENERGY, INC.
2011 INCENTIVE PLAN
(Full title of the plan)
Greg W. Rayford
General Counsel
700 Milam
Suite 800
Houston, Texas 77002
(Name and address of agent for service)
(713) 375-5000
(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ X ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.003 per share	25,000,000 shares	$21.15	$528,750,000	$72,121.50

(1) This Registration Statement is filed pursuant to General Instruction E to Form S-8. Registration Statement No. 333-175297 previously registered 10,000,000 shares of Cheniere Energy, Inc. common stock, par value $0.003 per share (the “Common Stock”), under the Cheniere Energy, Inc. 2011 Incentive Plan, as amended, to date (the “Plan”), together with an indeterminate number of additional shares that may be issued with respect to the securities registered thereunder by reason of stock dividends, spin-offs, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The aggregate number of shares issuable pursuant to the Plan and registered pursuant to this and the earlier registration statement is 35,000,000 shares of Common Stock.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be issued with respect to the securities registered hereunder by reason of stock dividends, spin-offs, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations or similar transactions.

(3)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the Registrant's common stock on the NYSE MKT LLC on January 30, 2013.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2011 (File No. 333-175297) (the “Original Registration Statement”), Cheniere Energy, Inc. (the “Company”) registered 10,000,000 shares of Common Stock, $0.003 par value (the “Common Stock”), issuable under the Cheniere Energy, Inc. 2011 Incentive Plan (the “Plan”).

This registration statement on Form S-8 registers the offer and sale of an additional 25,000,000 shares of Common Stock, issuable under the Plan following the adoption of Amendment No. 1 to the Plan by the Company's stockholders on February 1, 2013.

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statement No. 333-175297 are incorporated herein by reference, except for Items 3, 5 and 8, which are included below.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Company with the Commission under Commission File Number 001-16383, are incorporated by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable Commission rules):

(a)     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on February 24, 2012, and as amended by Form 10-K/A, as filed with the Commission on March 22, 2012;

(b)    The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the Commission on May 4, 2012;

(c)    The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Commission on August 3, 2012;

(d)    The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the Commission on November 2, 2012;

(c)    The Company's Current Reports on Form 8-K, as filed with the Commission on February 27, 2012, March 7, 2012, March 19, 2012, April 17, 2012 (two), April 27, 2012, May 7, 2012 (two), May 10, 2012, May 15, 2012, June 7, 2012, June 12, 2012, July 12, 2012, July 20, 2012, August 3, 2012, as amended by the Current Report on Form 8-K/A, as filed with the Commission on August 7, 2012, August 6, 2012, August 9, 2012, August 10, 2012, December 14, 2012, December 17, 2012, December 27, 2012, and December 28, 2012; and

(d)    The description of the Company's common stock, par value $0.003 per share, contained in the Registration Statement on Form 8-A filed with the Commission on March 2, 2001, including any amendments and reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable Commission rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Stock offered hereby is being passed upon for us by Andrews Kurth LLP. Attorneys at the law firm of Andrews Kurth LLP beneficially own 20,600 shares of our Common Stock.

Item 8. Exhibits.

The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:

Exhibit No.	Description
†4.1
Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (SEC File No. 001-16383), filed on August 10, 2004).

†4.2
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (SEC File No. 001-16383), filed on February 8, 2005).

†4.3
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (SEC File No. 333-160017), filed on June 16, 2009).

†4.4	Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (SEC File No. 333-112379), filed on January 30, 2004).
†4.5
Amendment No. 1 to Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on May 6, 2005).

†4.6
Amendment No. 2 to the Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (SEC File No. 001-16383), filed on September 12, 2007).

†4.7
Specimen Common Stock Certificate of the Company. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-10905), filed on August 27, 1996).

†4.8	Cheniere Energy, Inc. 2011 Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (Commission File No. 001-16383), filed on June 22, 2011).
†4.9
Amendment No. 1 to Cheniere Energy, Inc. 2011 Incentive Plan (Incorporated by reference to Exhibit B to the Definitive Proxy Statement on Schedule 14A for the Company's Special Meeting of Stockholders (Commission File No. 001-16383), filed on December 31, 2012).

*5.1	Opinion of Andrews Kurth LLP.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Powers of Attorney (included on signature page).

†Incorporated by reference.
* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 1, 2013.

CHENIERE ENERGY, INC.

By: /s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Cheniere Energy, Inc. hereby constitutes and appoints Charif Souki and Meg A. Gentle, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below.

Signature	Title	Date

/s/ Charif Souki	Chief Executive Officer, President and Chairman of the Board	February 1, 2013
Charif Souki	(Principal Executive Officer)

/s/ Meg A. Gentle	Senior Vice President and Chief Financial Officer	February 1, 2013
Meg A. Gentle	(Principal Financial Officer)

/s/ Jerry D. Smith	Vice President and Chief Accounting Officer	February 1, 2013
Jerry D. Smith	(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	February 1, 2013
Vicky A. Bailey

/s/ Nuno Brandolini	Director	February 1, 2013
Nuno Brandolini

/s/ Keith F. Carney	Director	February 1, 2013
Keith F. Carney

/s/ John M. Deutch	Director	February 1, 2013
John M. Deutch

/s/ David I. Foley	Director	February 1, 2013
David I. Foley

/s/ Paul J. Hoenmans	Director	February 1, 2013
Paul J. Hoenmans

/s/ David B. Kilpatrick	Director	February 1, 2013
David B. Kilpatrick

/s/ G. Andrea Botta	Director	February 1, 2013
G. Andrea Botta

/s/ Walter L. Williams	Director	February 1, 2013
Walter L. Williams

EXHIBIT INDEX

Exhibit No.	Description
†4.1
Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (SEC File No. 001-16383), filed on August 10, 2004).

†4.2
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (SEC File No. 001-16383), filed on February 8, 2005).

†4.3
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (SEC File No. 333-160017), filed on June 16, 2009).

†4.4	Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (SEC File No. 333-112379), filed on January 30, 2004).
†4.5
Amendment No. 1 to Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on May 6, 2005).

†4.6
Amendment No. 2 to the Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (SEC File No. 001-16383), filed on September 12, 2007).

†4.7
Specimen Common Stock Certificate of the Company. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-10905), filed on August 27, 1996).

†4.8	Cheniere Energy, Inc. 2011 Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (Commission File No. 001-16383), filed on June 22, 2011).
†4.9
Amendment No. 1 to Cheniere Energy, Inc. 2011 Incentive Plan (Incorporated by reference to Exhibit B to the Definitive Proxy Statement on Schedule 14A for the Company's Special Meeting of Stockholders (Commission File No. 001-16383), filed on December 31, 2012).

*5.1	Opinion of Andrews Kurth LLP.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Powers of Attorney (included on signature page).

†Incorporated by reference.
* Filed herewith.